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Exhibit 10.10

EXECUTION VERSION

AIRCRAFT PURCHASE AGREEMENT

Dated as of June 8, 2006

Between and Among

PCG ACQUISITION II, INC.
as Seller

and

ALLEGIANT AIR, LLC,
as Buyer

in respect of
One (1) McDonnell Douglas Model MD-83 Aircraft
(also referred to at the International Registry as Model MD-80-83)
bearing Manufacturer's Serial Number 49625
Finnish Registration Number OH-LMG
US Registration Number N880GA
equipped with two (2) Pratt & Whitney Model JT8D-219 Engines
(also referred to at the International Registry as Model JT8D 200)
bearing Manufacturer's Serial Numbers
708520 and 718285

AIRCRAFT PURCHASE AGREEMENT

        This AIRCRAFT PURCHASE AGREEMENT dated as of June 8, 2006, is between PCG ACQUISITION II, INC., a Nevada corporation ("Seller") and ALLEGIANT AIR, LLC, a Nevada limited liability company ("Buyer").

W I T N E S S E T H:

        WHEREAS, Seller owns all legal and beneficial title to the Aircraft that is the subject matter of this Agreement; and

        WHEREAS, Buyer desires to purchase the Aircraft from Seller and Seller is willing to sell the Aircraft to Buyer, on the terms and subject to the conditions set forth in this Agreement;

        NOW THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants of the parties set forth herein, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1: DEFINITIONS

        The following terms shall have the following respective meanings for all purposes of this Agreement:

  "Agreement" means this Aircraft Purchase Agreement.

  "Aircraft" means, collectively, the Airframe, the Engines, and the Aircraft Documents.

  "Aircraft Documents" means all logs, manuals, data and inspection, modification, maintenance and overhaul records (including historical records necessary to prove parts traceability) associated with the Airframe and the Engines that are in Seller's possession.

  "Aircraft Protocol" means the official [English] language text of the Protocol to the Cape Town Convention On Matters Specific To Aircraft Equipment adopted 16 November 2001, at a diplomatic conference in Cape Town, South Africa.

  "Airframe" means that certain McDonnell Douglas Model MD-83 airframe (also referred to at the International Registry as Model MD-80-83) bearing manufacturer's serial number 49625, Finnish registration number OH-LMG and anticipated to have United States registration number N880GA, together with any and all avionics, appliances, components, parts, instruments, appurtenances, accessories, furnishings or other equipment of whatever nature (excluding Engines) incorporated therein, installed thereon, and attached thereto.

  "Applicable Law" means, without limitation, all applicable laws, treaties, international agreements, decisions and orders of any court, arbitration or governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority.

  "Balance" has the meaning set forth in Section 2.4 hereof.

  "Bills of Sale" means, collectively, the Warranty Bill of Sale and the FAA Bill of Sale.

  "Business Day" means a day other than a Saturday or Sunday on which the banks in the U.S. and Sweden are open for the transaction of business of the type required by this Agreement.

  "Cape Town Convention" means, collectively, the official [English] language texts of the Convention on International Interests in Mobile Equipment (the "Convention") and the Aircraft Protocol, both, adopted on 16 November 2001, at a diplomatic conference in Cape Town, South Africa.

  "Delivery" has the meaning set forth in Section 4.2 hereof.

  "Delivery Conditions" has the meaning set forth in Exhibit C hereof and shall include complete preparation of the Aircraft for immediate departure from the Delivery Location.

  "Delivery Date" means the date on which Delivery occurs which shall be June 9, 2006 or such other date as mutually agreed by both parties.

  "Delivery Receipt" means the delivery receipt substantially in the form attached hereto as Exhibit A.

  "Delivery Location" means Arlanda Airport, Stockholm, Sweden.

  "Deposit" has the meaning set forth in Section 2.3 hereof.

  "Discrepancies" means a condition of the Aircraft following an Inspection that, in Buyer's sole opinion, causes the Aircraft to not satisfy the conditions set forth in Exhibit C hereto or otherwise makes the Aircraft not acceptable to Buyer.

  "Dollar" or "US$" means the lawful currency of the United States of America.

  "Effective Date" means the date of this Agreement.

  "Engines" means those two (2) Pratt & Whitney Model JT8D-219 engines (also referred to at the International Registry as Model JT8D 200) bearing manufacturer's serial numbers 708520 and 718285, together with any and all avionics, appliances, components, parts, instruments, appurtenances, accessories, furnishings or other equipment of whatever nature incorporated in, installed on, and/or attached to either such Engine.

  "FAA" means the United States Federal Aviation Administration.

  "FAA Bill of Sale" means an FAA form 8050-2 aircraft bill of sale for the Aircraft, suitable for filing and recording with the FAA.

  "FAA Counsel" means McAfee & Taft.

  "Finnair" means Finnair Oyj, the operator and lessee (from Seller) of the Aircraft immediately prior to the sale contemplated by this Agreement.

  "Inspection" has the meaning set forth in Section 3.1 hereof.

  "International Registry" means the registry, located in Dublin, Ireland, established pursuant to the Cape Town Convention.

  "International Registry Procedures and Regulations" means the official [English] language text of the Procedures for the International Registry and the Regulations of the International Registry, each, issued by the supervisory authority thereof pursuant to the Cape Town Convention.

  "Manufacturer" shall mean McDonnell Douglas.

  "Material Damage" means any damage to the Airframe and/or to an Engine to the Aircraft.

  "Nordea" shall mean Nordea Finans Sweden PLC, lender to Seller and lienholder in the Aircraft for the period prior to sale of the Aircraft to Buyer hereunder.

  "Purchase Price" has the meaning set forth in Section 2.2 hereof.

  "Taxes" means any and all present and future taxes, duties, withholdings, levies, assessments, imposts, fees and other governmental charges of all kinds (including without limitation any value added or similar tax and any stamp, documentary, registration or similar tax), together with any penalties, fines, surcharges and interest thereon and any additions thereto;

  "Taxing Jurisdiction" means any federal, state, county, local, airport, district, foreign, or governmental agency thereof or therein that imposes Taxes.

  "Technical Acceptance" has the meaning set forth in Section 3.3 hereof.

  "Technical Acceptance Certificate" means a Technical Acceptance Certificate substantially in the form attached hereto as Exhibit B.

  "Technical Acceptance Date" means the date on which Buyer delivers the Technical Acceptance Certificate to Seller.

  "Technical Acceptance Location" means Helsinki, Finland.

  "Total Loss" means any of the following events with respect to the Aircraft: (i) the loss of the Aircraft or of the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss; or (iii) the theft, hijacking or disappearance of such property for a period in excess of 10 consecutive days or, if earlier, beyond the Delivery Date. A Total Loss with respect to the Aircraft shall be deemed to have occurred if a Total Loss occurs with respect to the Airframe.

  "Warranty Bill of Sale" means a bill of sale for the Aircraft substantially in the form attached hereto as Exhibit D.

ARTICLE 2: AGREEMENT TO SELL AND PURCHASE

2.1
Agreement to Sell and Purchase. Seller agrees to sell and deliver the Aircraft to Buyer, and Buyer agrees to purchase and accept delivery of the Aircraft from Seller, in accordance with and subject to the terms and conditions set forth in this Agreement.

2.2
Purchase Price. The purchase price for the Aircraft shall be Three Million Five Hundred Twenty Five Thousand and No/100 US Dollars (US$3,525,000.00) (the "Purchase Price").

2.3
Deposit. On June 22, 2006 Buyer deposited Two Hundred and Fifty Thousand and No/100 US Dollars (US$250,000) with Seller, (the "Deposit"). The Deposit shall be applied to the Purchase Price due at the time of Delivery and shall be refunded as otherwise specifically set forth herein.

2.4
Payment of Balance. Immediately after arrival of the Aircraft at the Delivery Location, provided no Total Loss or damage has occurred with respect to the Aircraft since the Technical Acceptance, Buyer shall deliver to Seller the Delivery Receipt and pay the Purchase Price less the Deposit (such amount to be hereinafter referred to as the "Balance") to Seller to such account with Nordea as Seller shall have notified Buyer in advance.

2.5
Refund of Deposit. Buyer and Seller shall cooperate in good faith to refund the Deposit to Buyer in accordance with this Agreement.

ARTICLE 3: INSPECTION AND TECHNICAL CCEPTANCE

3.1
Inspection. Prior to Technical Acceptance, Seller shall make the Aircraft and the Aircraft Documents available to Buyer at the Technical Acceptance Location, so that Buyer may: (a) take part as an observer in (i) Finnair's performance of a videotape borescope inspection of the low pressure and high pressure compressors, combustion chambers, NGVs, and the turbine area on the Engines; and (ii) Finnair's performance of maximum power assurance run and condition, acceleration and bleed valve scheduling checks of the Engines; (b) conduct a physical inspection of the Aircraft and the Aircraft Documents (collectively, (a) and (b) the "Inspection"). Buyer has, prior to the date hereof, participated in a demonstration flight of the Aircraft and was satisfied with the results thereof. Buyer acknowledges that in accepting the Aircraft, Buyer is relying on its own inspection and knowledge of the Aircraft in determining whether the Aircraft is in a condition acceptable to Buyer, in its sole discretion.

3.2
Discrepancies Correction. Buyer shall compile a list of Discrepancies determined from the Inspection, if any. Seller shall correct and repair such Discrepancies at Seller's cost and expense no later than the Delivery Date, subject, however to Section 11.4 and Buyer's rights of termination thereunder. Seller shall inform Buyer its decision regarding rectification of the Discrepancies within 5 Business Days of notification to Seller of the Discrepancies and if Seller shall undertake rectification thereof, the same shall be completed in such time-frame as Buyer shall determine acceptable, in its discretion. If the time for rectification is not acceptable to Buyer, Buyer shall have the right to terminate this Agreement upon notice to Seller whereupon Seller shall refund the Deposit to Buyer and thereafter, neither party shall have any further rights or obligations hereunder.

3.3
Technical Acceptance. After the Inspection, and the resolution of Discrepancies, if any, or the waiver thereof by Buyer, Buyer shall execute and deliver a Technical Acceptance Certificate to Seller thereby accepting the condition of the Aircraft, subject to no Material Damage and/or Total Loss affecting the Aircraft upon or prior to arrival of the Aircraft at the Delivery Location (the "Technical Acceptance"); provided that any damage not constituting either Material Damage or Total Loss which occurs after Technical Acceptance and prior to Delivery shall be subject to the terms of Section 11.6. Buyer acknowledges that Seller makes no representations or warranties regarding the condition of the Aircraft except for its warranty of title and as expressly set forth Article 5 hereof, and Buyer's acceptance of the Aircraft is made based on Buyer's own inspection and not based on any representation or warranty of Seller.

3.4
Events Following Technical Acceptance. Promptly following the Technical Acceptance, the parties will take all steps, as may be necessary, in order to achieve the following (the parties understand and agree that the order shown below will be followed unless otherwise agreed) without undue delay:

(a)
Ferry of the Aircraft to the Delivery Location by Finnair pilots (with Buyer's pilots on board to observe such ferry flight; Finnair's costs for such flight (such as for fuel, Eurocontrol charges, insurance and landing fees) if any are charged to Seller by Finnair, to be borne by Buyer, based on invoice from Finnair to Seller and which are estimated to be 4200-5000 Euros);

(b)
Inspection of the Aircraft by Buyer at the Delivery Location to determine whether or not any damage or Total Loss has occurred to the Aircraft since Technical Acceptance; and

(c)
Provided no damage or Total Loss has occurred to the Aircraft since Technical Acceptance, Seller shall complete acceptance and return of the Aircraft from Finnair under its lease with Finnair and obtain deregistration of the Aircraft from Finnish registration;

(d)
Subject to the conditions precedent of Section 4.below being complied with, the parties shall proceed with Delivery under Section 4.5 below;

Buyer and Seller acknowledge and agree to the reservation of the right of Buyer to designate another country other than the United States for registration of the Aircraft following deregistration from Finland and the parties agree to cooperate in good faith to make such adjustments to the delivery procedure and conditions precedent set forth herein as may be reasonably required to accommodate such alternative designation by Buyer and successful registration in such other country.

ARTICLE 4: DELIVERY

4.1
Delivery Condition. On the date of Delivery, and subject to the terms and conditions of this Agreement, the Aircraft shall be delivered to Buyer in an "AS IS, WHERE IS" condition, and with no representations or warranties of any kind except as described in Articles 5 and 6 hereof.

4.2
Delivery. Delivery shall occur upon the satisfaction (or waiver by the parties) of the conditions in Sections 4.3 and 4.4 hereof and upon the occurrence of the actions in Section 4.5 hereof ("Delivery").

4.3
Buyer's Conditions Precedent. Buyer's obligation to purchase and accept delivery of and purchase the Aircraft from Seller shall be subject to satisfaction of each of the following conditions at such time as is indicated below:

(a)
receipt by Buyer, on or before Delivery of the following:

          (i)    executed counterparts of this Agreement duly executed by Seller (for Seller compliance) and the Bills of Sale have been prepositioned with FAA Counsel, as signed by Seller;

          (ii)   written disclaimer of interest and release of lien in and to the Aircraft by Nordea upon Delivery, in such form as Buyer shall reasonably request (which originally signed document shall have been prepositioned with FAA Counsel prior to Delivery for filing with the FAA immediately after Delivery (for Seller compliance);

          (iii)  written evidence of the immediate termination of the lease between Finnair and Seller upon Delivery (which originally signed document shall have been prepositioned with FAA Counsel prior to Delivery for filing with the FAA immediately after Delivery (for Seller compliance);

          (iv)  written evidence of the deregistration of the Aircraft from Finland, which evidence shall also have been provided to the FAA by the Finnish Aviation Authorities (for Seller compliance);

          (v)   Seller and Buyer shall have registered Buyer's rights (including its international interests) under this Agreement with the International Registry;

          (vi)  the originally signed letter from Pacific Coast Group, Inc. in the form of Exhibit G hereto (for Seller compliance);

          (vii) a letter signed by Finnair with respect to the absence of Eurocontrol charges outstanding with respect to the Aircraft and all aircraft in Finnair's fleet (for Seller compliance);

          (viii) from FAA Counsel, written evidence that there are no liens, claims or encumbrances recorded against the Aircraft or any part thereof at either of the FAA or the International Registry (other than, in the case of the International Registry, such registration of the sale under this Agreement as Seller and Buyer have jointly made).

  (b)
  Buyer shall be satisfied prior to Technical Acceptance, in its sole discretion, with the condition of the Aircraft; and

  (c)
  No Total Loss or other damage with respect to the Aircraft shall have occurred after Technical Acceptance and prior to Buyer's delivery to Seller of the Delivery Receipt.

  The conditions in this Section 4.3 are for the sole benefit of Buyer and may be waived, in whole or in part, only by Buyer.

4.4
Seller's Conditions Precedent. Seller's obligation to sell and deliver the Aircraft to Buyer shall be subject to the satisfaction of each of the following conditions:

(a)
receipt by Seller, on or before Delivery, of the following:

          (i)    executed counterparts of this Agreement duly executed by Buyer (for Buyer compliance);

          (ii)   Buyer's executed copy of the Technical Acceptance Certificate and, at Delivery, the Delivery Receipt (for Buyer compliance as and when required by this Agreement);

          (iii)  Buyer's insurance certificate covering the Aircraft in compliance with the terms of this Agreement and being effective upon the Delivery hereunder; and

  (b)
  receipt by Seller of the Balance.

  The conditions specified in this Section 4.4 are for the sole benefit of Seller and may be waived, in whole or in part, only by Seller.

4.5
Actions at Delivery. Upon the meeting or waiver of the conditions precedent and arrival of the Aircraft at the Delivery Location and deregistration of the Aircraft from Finland, the parties shall immediately convene a conference call in which FAA Counsel, Nordea, Seller and Buyer shall participate and in which all of the following actions shall occur (which actions shall be deemed to take place simultaneously):

  (a)
  Delivery Receipt. Delivery to Seller, via facsimile transmission by Buyer of the signed Delivery Receipt, dated the Delivery Date;

  (b)
  Warranty Bill of Sale. Dating the pre-positioned Bills of Sale the Delivery Date and delivery to Buyer's control and direction;

  (c)
  Payment of Balance of Purchase Price. Delivery of the Balance to Seller;

  (d)
  Other Actions. Such other actions as may be agreed among Buyer, Seller, and FAA Counsel with respect to filing with the FAA all applicable release of lien, disclaimer and termination of lease documentation, application for registration of the Aircraft, and any financing or lease documentation as may be required by Buyer and release of FAA Counsel's legal opinion with respect to the sale; and

  (e)
  FAA Bill of Sale. FAA Counsel shall, after dating the pre-positioned Bills of Sale the Delivery Date, file the same (either the FAA Bill of Sale or the Warranty Bill of Sale, along with Buyer's application for registration and related documents (as under (d) above)) with the FAA.

ARTICLE 5: REPRESENTATIONS, WARRANTIES & COVENANTS

5.1
Representations and Warranties of Seller

5.1.1
Seller hereby represents and warrants as of the Delivery Date as follows:

(a)
Seller is the true and lawful owner of all legal and beneficial title to the Aircraft. The execution and delivery of the Warranty Bill of Sale and FAA Bill of Sale shall convey to Buyer all right, title and interest in, and to, and good and marketable title to, the Aircraft, free of any and all liens, claims and encumbrances;

(b)
Seller is organized and validly existing under the laws of the United States, possessing perpetual existence as a legal entity, with the capacity to sue and be sued in its own name, and with full power and legal right to carry on its business as currently conducted and to execute, deliver and perform its obligations arising under this Agreement, the Warranty Bill of Sale and the FAA Bill of Sale;

(c)
The execution, delivery, and performance by Seller of this Agreement, the Warranty Bill of Sale, and the FAA Bill of Sale have been duly authorized by all necessary action on behalf of Seller and do not conflict with or result in any breach of any of the terms or constitute a default under any document, instrument, or agreement to which Seller is a party;

    (d)
    No action, suit or proceeding to which Seller is a party is pending or, to the knowledge of Seller, threatened before any court, arbitrator or administrative or other governmental body that may restrain, enjoin or challenge this Agreement, the consummation of the transaction, the performance of obligations, or enjoyment of rights and benefits contemplated herein, or that is otherwise related hereto or thereto;

    (e)
    Each of this Agreement, and, upon the execution and delivery thereof, the Warranty Bill of Sale and FAA Bill of Sale has been duly executed and delivered by Seller and each constitute the legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms; and

    (f)
    no broker or finder has been involved, either directly or indirectly, with the transaction contemplated herein on behalf of Seller or any affiliate of Seller;

    (g)
    Seller shall take no action to record or register any national or international interests, including without limitation, with the FAA civil aircraft registry or with the International Registry, without the consent and participation of Buyer;

    (h)
    In the event this Agreement is terminated in accordance with its terms prior to Delivery and Buyer does not purchase the Aircraft, Seller shall cooperate with Buyer to release the international interests registered by Buyer and Seller prior to such termination, as may be prescribed by the International Registry Rules and Procedures.

5.2
Representations and Warranties of Buyer. Buyer hereby represents and warrants as of the Effective Date and the Delivery Date as follows:

  (a)
  Buyer is a limited liability company organized and validly existing under the laws of the State of Nevada possessing perpetual existence as a legal entity, with the capacity to sue and be sued in its own name, and with full power and legal right to carry on its business as currently conducted, and to execute, deliver and perform the provisions of this Agreement;

  (b)
  The execution, delivery, and performance by Buyer of this Agreement have been duly authorized by all necessary action on behalf of Buyer and do not conflict with or result in any breach of any of the terms or constitute a default under any document, instrument, or agreement to which Buyer is a party;

  (c)
  This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer enforceable against Buyer in accordance with its terms;

  (d)
  No action, suit or proceeding to which Buyer is a party is pending or, to the knowledge of Buyer, threatened before any court, arbitrator or administrative or other governmental body that may restrain, enjoin or question this Agreement, the consummation of the transaction, the performance of obligations, or enjoyment of rights and benefits contemplated herein, or that is otherwise related hereto or thereto;

  (e)
  No broker or finder has been involved, either directly or indirectly, with the transaction contemplated herein on behalf of Buyer or any affiliate of Buyer;

  (f)
  In the event this Agreement is terminated in accordance with its terms prior to Delivery and Buyer does not purchase the Aircraft, Buyer shall cooperate with Seller to release the international interests registered by Buyer and Seller prior to such termination, as may be prescribed by the International Registry Rules and Procedures.

5.3
DISCLAIMER. THE AIRCRAFT IS BEING SOLD HEREUNDER ON AN "AS IS" "WHERE IS" AND "WITH ALL FAULTS" BASIS. SELLER'S EXPRESS WARRANTIES AND

  REPRESENTATIONS SET FORTH IN ARTICLE 5.1 HEREOF ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER BY SELLER EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW OR IN EQUITY, AND EACH OF SELLER HAS NOT MADE, AND BUYER HEREBY WAIVES, RELEASES, DISCLAIMS, AND RENOUNCES ALL EXPECTATION OF OR RELIANCE UPON, ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER (OTHER THAN THOSE SET FORTH IN ARTICLE 5.1 HEREOF) WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, INCLUDING, WITHOUT LIMITATION, REPRESENTATIONS AND WARRANTIES AS TO THE AIRWORTHINESS, VALUE, CONDITION, DESIGN, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR USE OF THE AIRCRAFT, AND ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE). BUYER HEREBY WAIVES ANY AND ALL RIGHTS, CLAIMS, AND REMEDIES OF BUYER AGAINST SELLER, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW OR IN EQUITY, ARISING FROM ANY SUCH REPRESENTATION OR WARRANTY (OTHER THAN THOSE SET FORTH IN ARTICLE 5.1 HEREOF), OR FOR ANY LIABILITY, CLAIM, OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR LOSS OF USE, REVENUE, OR PROFIT WITH RESPECT TO THE AIRCRAFT, OR FOR ANY OTHER INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER, BUT IN EACH CASE, OTHER THAN THOSE WHICH ARISE FROM ANY REPRESENTATION AND WARRANTY SET FORTH IN ARTICLE 5.1 HEREOF OR BREACH OR INACCURACY THEREOF.

ARTICLE 6: THIRD PARTY WARRANTIES

6.1
Third Party Warranties. To the extent that any warranties from manufacturers, service providers, or suppliers are still in effect with respect to the Aircraft (to the extent that such rights are assignable and are not extinguished as a result of this Agreement), such warranties and all rights thereunder shall, without further action, be irrevocably assigned to Buyer effective as of the Delivery Date. Seller further agrees, at Buyer's expense, to enforce on Buyer's behalf such warranties that are, by their terms, assignable by Seller, provided that Buyer shall pay in the first instance any reasonable out of pocket costs and expenses incurred by Seller in rendering such assistance.

ARTICLE 7: SALES AND OTHER TAXES

7.1
Tax Liabilities. Seller shall be responsible for, shall defend, indemnify and hold harmless Buyer from and against, and shall pay promptly when due or on demand, any and all Taxes (i) imposed by any Finnish Taxing Jurisdiction relating to the sale and purchase hereunder and/or the export of the Aircraft from Finland, (ii) imposed by any Taxing Jurisdiction based on or imposed with reference to the income of Seller; (iii) imposed by any Taxing Jurisdiction with respect to the Aircraft, its use, operation, maintenance or location on or prior to Delivery; and (iv) imposed by any Taxing Jurisdiction with respect to any aspect of the financing of the Aircraft by Seller (including, without limitation, payments on the related loan upon or prior to Delivery). Buyer shall be responsible for, shall defend, indemnify and hold harmless Seller from and against, and shall pay promptly when due or on demand, any and all Taxes (i) imposed by any United States Taxing Jurisdiction relating to the sale and purchase hereunder and/or the import of the Aircraft to the United States, (ii) imposed by any Taxing Jurisdiction based on or imposed with reference to the income of Buyer; (iii) imposed by any Taxing Jurisdiction with respect to the Aircraft, its use, operation, maintenance or location after Delivery.

7.3
Miscellaneous. Seller and Buyer agree to cooperate with each other to ensure that the sale and delivery of, and transfer of title to, the Aircraft pursuant to this Agreement are completed in a manner such that no Taxes are imposed with respect to the transactions contemplated by this Agreement.

ARTICLE 8: PCG COVENANT AND NOTICES

8.1
PCG Letter. Seller agrees to procure the cooperation and assistance of Pacific Coast Group, Inc. in the delivery to Buyer at Delivery of the letter attached hereto as Exhibit G, signed by PCG.

8.2
Notices. All communications and notices hereunder shall be in writing and shall be deemed made (i) when delivered by hand, or (ii) three (3) calendar days after being sent by overnight courier, or (iii) when transmitted by means of facsimile or other wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type and followed promptly with the original thereof) in each case at the address set forth below:

If to Buyer:	Allegiant Air, LLC Attn: Sean Hopkins 3301 North Buffalo Dr. Suite B-9 Las Vegas, NV 89129
Tel: (702) 851-7321 Fax: (702) 851 7301
With a copy to:	Donna M. Schmidt, Esq. 405 S. Roosevelt Wichita, KS 67206 Tel: (316) 683-5500 Fax: (316) 651-5013
If to Seller:	PCG Acquisition II, Inc. Attn: Lawrence Olson, Vice President 3291N Buffalo Dr., Suite 8 Las Vegas, Nevada 89129 Tel: (702) 256-8203 Fax: (702) 256-7209

ARTICLE 9: RESERVED

ARTICLE 10: INSURANCE

10.1
Insurance Coverage. From and after the delivery by Buyer of the Technical Acceptance Certificate through the period ending two (2) years after Delivery, Seller and Nordea shall be named and remain as "additional insureds" under Buyer's airline third party liability insurance taken out in respect of the Aircraft.

10.2
Certificate of Insurance. Buyer shall provide Seller and Nordea with a certificate of insurance complying with Section 10.1 hereof and in form and substance reasonably satisfactory to Seller on or prior to the Delivery Date and upon Seller's request at any time (but not more than once per year) prior to the date two (2) years after Delivery.

ARTICLE 11: TERMINATION AND CERTAIN OTHER EVENTS

11.1
Reserved.

11.2
Buyer's Right of Termination Prior to Technical Acceptance. In addition to Buyer's right to terminate this Agreement after Seller fails or refuses to correct Discrepancies as set forth in Section 11.4 below, Buyer shall have the right, in its sole discretion, at any time prior to Technical Acceptance, for reasons pertaining to the condition of the Aircraft, non-compliance with the Delivery Conditions and/or the results of the Inspection, to terminate this Agreement upon notice to Seller. Upon Seller's receipt of Buyer's notice thereof, Seller shall refund the Deposit and thereafter, neither party shall have any further rights or obligations hereunder.

11.3
Buyer Performance. If Seller is ready, willing and able to proceed with either the Technical Acceptance or Delivery in accordance with the terms and conditions required of it under this Agreement, but due to, the failure of Buyer to perform its obligations under this Agreement, such Technical Acceptance or Delivery has not been consummated, Seller shall have the right, upon notice to Buyer, to terminate this Agreement, whereupon this Agreement shall terminate, the parties shall have no further liability to one another hereunder and Seller shall have no further obligation to deliver the Aircraft to Buyer. Upon the receipt by Buyer of such notice of termination, Seller shall refund the Deposit to Buyer. Prior to Technical Acceptance, the foregoing shall be Seller's sole remedy for breach of Buyer's obligations under this Agreement. After Technical Acceptance, the sole remedy of Seller for breach of Buyer's obligations under this Agreement, as described above, shall be the forfeiture of the Deposit to Seller.

11.4
Seller Performance. If Buyer is ready, willing and able to proceed with either the Technical Acceptance or Delivery in accordance with the terms and conditions required of it under this Agreement, but due to the failure of Seller to perform its respective obligations under this Agreement, such Technical Acceptance or Delivery has not been consummated, including, without limitation, due to the failure of Seller to tender the Aircraft in compliance with the Delivery Conditions and failure of Seller to rectify any Discrepancies, then Buyer shall have the right, to terminate this Agreement upon notice to Seller whereupon receipt of such notice Seller shall refund the entire Deposit to Buyer Following such return by Seller of the Deposit to Buyer, this Agreement shall terminate and the parties shall have no further liability to one another hereunder. In furtherance of the foregoing, Seller shall exert its reasonable efforts to rectify Discrepancies in accordance with Section 3.2 as soon as possible after discovery and notice thereof; however, if Seller does not or is unable to rectify the same, Buyer's sole remedy against Seller is termination of this Agreement as aforesaid or, Buyer may proceed with purchase and rectify the Discrepancies at Buyer's sole expense.

11.5
Total Loss Prior to Delivery. If the Aircraft has experienced a Total Loss prior to Delivery, then upon written notice of such Total Loss from Seller to Buyer or, if Buyer has notice thereof, upon written notice of such Total Loss from Buyer to Seller, Seller shall refund the Deposit to Buyer and thereafter, the parties shall have no further liability to one another hereunder and this Agreement shall thereupon terminate.

11.6
Damage Prior to Delivery. If the Aircraft has experienced any Material Damage prior to Delivery, Buyer shall have the right, upon evaluation thereof (including the time consumed in rectification thereof either by Seller or by Buyer) upon notice to Seller, to terminate this Agreement, whereupon receipt of such notice, Seller shall refund the Deposit to Buyer and thereafter, the parties shall have no further liability to one another hereunder and this Agreement shall thereupon terminate.

  If the Aircraft has experienced any damage prior to Delivery which damage constitutes neither Material Damage nor a Total Loss, so long as such damage is covered by Finnair insurance, Seller shall rectify the damaged condition, at Seller's sole cost and expense, prior to Delivery and without effect on the amount of the Purchase Price payable hereunder. The Delivery Date shall be extended to such date as may be reasonably required to complete such rectification.

ARTICLE 12: MISCELLANEOUS

12.1
Time is of the Essence. Unless stated expressly to the contrary herein, time shall be of the essence for all events contemplated hereunder.

12.2
Confidentiality. Each party hereto agrees that it will treat this Agreement and the financial terms hereof as privileged and confidential and will not, without the prior written consent of the other, disclose the terms hereof or thereof to any third party, except for disclosure to its lenders, attorneys, auditors or its successors or permitted assigns and as may be required by Applicable Law or governmental regulations or as may be necessary to effect the transactions contemplated hereby, in which case the party so disclosing shall use good faith efforts to limit disclosure to such third parties on a need-to know basis. In connection with any such disclosure the party making such disclosure shall request and use its best efforts to obtain confidential treatment of such information.

12.3
Binding Effect. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and permitted assigns.

12.4
Transaction Costs and Expenses. Whether or not the transactions contemplated hereby are consummated, and except as otherwise provided herein, each of Seller and Buyer shall bear and be responsible for its own costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, and any other agreements, documents and instruments relating hereto, and neither Seller nor Buyer shall have any right of reimbursement or indemnity for such costs and expenses as against each other, with the exception of (i) costs (including legal fees) pertaining to clearance of any liens on the Aircraft which are the responsibility of Seller to remove prior to Delivery and (ii) any costs required to export the Aircraft from Finland, which shall be borne by Seller.

12.5
Entire Agreement. This Agreement constitutes, on and as of the Effective Date, the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the parties hereto with respect to the subject matter hereof are hereby superseded in their entirety.

12.6
Amendments. No provision of this Agreement may be amended, changed, waived or discharged orally, but only by an instrument in writing specifying the provision intended to be amended, changed, waived or discharged and signed by the party against whom enforcement of such amendment, change, waiver or discharge is sought and no provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the party against whom enforcement of such agreement is sought.

12.7
Assignment. Neither party may assign any of its rights or delegate any of its obligations hereunder prior to Delivery without the prior written consent of the other party, which consent shall not be unreasonably withheld. On or immediately, prior to Delivery, Buyer shall be entitled to assign any of its rights under this Agreement to a third party, in which case, Seller shall take such steps to acknowledge and cooperate with such assignment. In addition, Buyer (or its assignee of its rights under the foregoing) shall be entitled, on or after Delivery, to assign to its lender or financing party, as additional security, the Buyer's rights under this Agreement and the Bills of Sale.

12.8
Headings and References. The division of this Agreement into Articles, and the insertion of headings, are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

12.9
Counterparts. This Agreement may be fully executed in any number of separate counterparts by each of the parties hereto, all such counterparts together constituting but one and the same instrument. Copies of this Agreement and the documents to be delivered hereunder, transmitted by facsimile, shall be deemed to be and treated the same as executed originals; provided that the original of any document delivered by facsimile transmission shall, upon request, also be delivered by mail or private delivery service.

12.10
Non-Waiver. Any failure at any time of either party to enforce any provision of this Agreement shall not constitute a waiver of such provision or prejudice the right of such party to enforce such provision at any subsequent time.

12.11
Further Assurances. The parties will accommodate reasonable requests for additional documentation to facilitate the purchase and sale of the Aircraft. Each party shall execute all documents and do all other things that may be reasonably requested by the other party in order to fully and adequately document the purchase and sale of the Aircraft, whether prior to, in connection with, or subsequent to the Delivery Date.

12.12
Survival of Representations and Warranties. The representations, warranties and covenants herein of each party hereto shall survive the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement.

12.13
Attorneys' Fees. In any suit or other proceeding which may be instituted by Seller or Buyer pertaining to this Agreement, the party ultimately prevailing, in addition to any other relief that may be awarded, shall be entitled to its costs, expenses and reasonable attorneys' fees incurred in such proceeding.

12.14
Invalid Provisions. If any provision of this Agreement is or becomes void or unenforceable by force or operation of law, the other provisions shall remain valid and enforceable.

12.15
Currency. All prices, amounts and payments referred to herein shall be in United States Dollars.

12.16
Governing Law. This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, as would be applicable to contracts entered into in that state between citizens of that state and to be performed wholly within that state, without reference to any rules governing conflicts of laws. The parties consent to service of process by mail courier or hand delivery, at their regular business address from time to time.

[Signature page follows.]

        IN WITNESS WHEREOF, the parties have caused this Aircraft Purchase Agreement to be executed by their duly authorized representatives as of the Effective Date.

BUYER:
ALLEGIANT AIR, LLC
By:
Print:	Sean P. Hopkins
Title:	Vice President, Fleet Planning
SELLER:
PCG ACQUISITION II, INC.
By:
Print:
Title:

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AIRCRAFT PURCHASE AGREEMENT
ARTICLE 1: DEFINITIONS
ARTICLE 2: AGREEMENT TO SELL AND PURCHASE
ARTICLE 3: INSPECTION AND TECHNICAL CCEPTANCE
ARTICLE 4: DELIVERY
ARTICLE 5: REPRESENTATIONS, WARRANTIES & COVENANTS
ARTICLE 6: THIRD PARTY WARRANTIES
ARTICLE 7: SALES AND OTHER TAXES
ARTICLE 8: PCG COVENANT AND NOTICES
ARTICLE 9: RESERVED
ARTICLE 10: INSURANCE
ARTICLE 11: TERMINATION AND CERTAIN OTHER EVENTS
ARTICLE 12: MISCELLANEOUS